                                   POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints each of the Chief Financial Officer, who is currently Thomas Russo,
CFA, and the Chief Business Officer, who is currently Cassia Cearley, Ph.D., and their respective successors, signing singly, the undersigned's true and lawful attorney-in-fact to:

        (1)    prepare, execute in the undersigned's name and on the
        undersigned's behalf, and submit to the U.S. Securities and Exchange
        Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934
        or any rule or regulation of the SEC;

        (2)    execute for and on behalf of the undersigned, in the
        undersigned's capacity as an officer and/or director of Icosavax, Inc., a Delaware corporation (the "Company") and/or beneficial owner of more than 10% of the Company's capital stock, Forms 3, 4, and 5 and any amendments thereto in accordance with Section 16(a) of the Securities
        Exchange Act of 1934 and the rules thereunder;

        (3)    do and perform any and all acts for and on behalf of the
        undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

        (4)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
        fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

        The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against an losses, claims, damages or liabilities (or actions in these reports) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

        This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney") , and the authority of the attorney-in-fact named in any Prior Powers of Attorney is hereby revoked.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of July, 2021.

                              NANODIMENSION III, L.P.

                              By NanoDimension III GP Limited Partnership,
                              its General Partner

                              By NanoDimension III Management Limited,
                              its General Partner

                              By:   /s/ Jonathan Nicholson
                                   -----------------------------------
                              Name: Jonathan Nicholson
                              Title: Director

                              NANODIMENSION III GP LIMITED PARTNERSHIP

                              By NanoDimension III Management Limited,
                              its General Partner

                              By:   /s/ Jonathan Nicholson
                                   -----------------------------------
                              Name: Jonathan Nicholson
                              Title: Director

                              NANODIMENSION III MANAGEMENT LIMITED

                              By:   /s/ Jonathan Nicholson
                                   -----------------------------------
                              Name: Jonathan Nicholson
                              Title: Director

                              JONATHAN NICHOLSON

                              By:   /s/ Jonathan Nicholson
                                   -----------------------------------